Exhibit 99.1

American Wagering Announces Second Quarter Developments

LAS VEGAS, August 8, 2005 / PRNewswire – American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced key developments for its second fiscal quarter which ended July 31, 2005.

•	On July 27, 2005, the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) granted the motion of the Company and its subsidiary, Leroy’s Horse & Sports Place, Inc. (“Leroys”) requesting the Bankruptcy Court to accept possession of 250,000 shares of the Company’s common stock issued in the name of Michael Racusin pursuant to the settlement agreement between the parties. As a result of the issuance of these shares, the Company has reduced the Racusin judgment liability to $0 (zero), increased shareholders’ equity by $1,343,625, and recognized other income of $328,624. These changes will be reflected in the Company’s financial statements for the second quarter. Racusin, though, is appealing the ruling that authorized this resolution of the judgment liability.

•	Leroy’s sports handle (the total amount wagered) increased 14.4% from the second quarter of last year while sports win increased 7.9%. These figures include the professional basketball championship series where handle increased 52.3% and win increased 76.2% over the previous year.

•	On May 1, 2005, Leroy’s instituted a player’s club to reward customers for their continued play at Leroy’s locations. By July 31st, the club had in excess of 700 members who, as a group, are wagering more than $500,000 (handle) per month. Leroy’s expects the number of club members to grow during the third quarter when wagering on professional football is available.

•	During the quarter, Leroy’s began the process of upgrading all of its point-of-sale terminals in order to take advantage of the latest technologies available. Leroy’s expects the conversion from the older Probe terminals to the newer T-3 terminals to result in significant cost savings. Conversions were completed at the Carson Nugget Casino, Avi Hotel & Casino, Monte Lago Hotel & Casino and the Nevada Palace Hotel & Casino; all properties are expected to be completed by the end of the third quarter.

•	Computerized Bookmaking Systems, Inc. (“CBS”), a Company subsidiary, continued converting its customers from the VAX hardware platform to the newer 64-bit hardware platform. During the quarter, the Coast Resorts system was converted to the HP Alpha system and the Riverside Hotel & Casino was converted to the HP Integrity system. Over the next several quarters, the Company expects the research and development expended on building the 64-bit system to bear fruit as each conversion is expected to result in immediate sales for CBS as well as increased monthly maintenance fees over the long-term.

•	CBS began the process of consolidating the Mandalay Resort Group properties into the MGM/Mirage system. The following properties were added to the MGM/Mirage system: Mandalay Bay, Edgewater, Colorado Bell, Circus Circus Reno, and Circus Circus Las Vegas. In addition, the properties were upgraded to the newer T-3 wagering terminals.

•	CBS continued its research and development efforts with the introduction of ten cent superfecta wagering on pari-mutuel horse racing events and the automatic generation of sports information sheets.

•	CBS oversaw the Hilton Reno Resort Handicapping Contest and the Gold Coast Summer Classic horse racing contests.

•	AWI Gaming, Inc., a subsidiary of the Company, signed a definitive agreement to purchase Sturgeon’s Inn & Casino in Lovelock, Nevada and filed the gaming license application required to take control of that property. The Company cannot predict when the Nevada gaming regulators will complete their investigation and allow the transaction to close.

Victor Salerno, the Company’s CEO and President, said, “The key developments for the second quarter are very encouraging and indicate the positive, upward direction of the Company. The recent ruling by the Bankruptcy Court will strengthen our balance sheet as the Racusin debt is converted to equity. The Leroy’s operation is growing in both handle and win, and the modernization of the point-of-sale terminals will result in lower operating costs over the long term. The monies expended in previous years on research and development of the CBS product line are now being returned as those new products begin to enter the market. The acquisition of the Lovelock hotel/casino operation is moving forward. Our management team remains dedicated to our long-term operating strategies and we are optimistic about meeting our goals of strengthening and diversifying cash flows, growing the Company and increasing shareholder value in the long term.”

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly-traded company that primarily operates through wholly-owned subsidiaries including Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), AWI Manufacturing, Inc. (“AWIM”), and AWI Gaming, Inc. (“AWIG”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission-licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks. AWIG is a recently-formed subsidiary with the goal of becoming a market leader in operating smaller hotel/casino properties.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, the Company’s SEC filings are maintained on the SEC’s Internet web site that contains reports, proxy and information statements, and other information; the address of that web site is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This news release contains “forward-looking statements,” as that term is defined in section 27A of the Securities Act of 1933 and section 21E of the Exchange Act, that reflect the Company’s current views with respect to certain current and future events, financial performance and prospects. The Company believes its forward-looking statements are reasonable based on facts that the Company presently knows; however, readers of this news release should not place undue reliance on such statements, as they are subject to risks, uncertainties and other factors beyond the Company’s control that may cause the Company’s actual results to differ materially from expectations. The Company and its subsidiaries face significant risks related to their operations and future prospects that include, but are not limited to, the following: the ability of the Company to obtain trade credit, shipments and terms with vendors and service providers; the Company’s ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company’s liquidity or results of operations; the Company’s ability to acquire and operate small hotel/casino properties and to obtain the necessary funds for doing so; the outcome of the appeal by Racusin, which could adversely affect the Company’s satisfaction of the judgment liability as described; the ability of the Company to attract and retain customers; the ability of the Company to attract, retain and compensate key executives; demand in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war or terrorist attack; labor costs; financing costs; the costs and availability of insurance, bonds and sureties; security-related costs; competitive pressures on pricing; government legislation and regulation; customers’ perceptions of the Company’s products and services; and other risks that are reported from time to time in the Company’s reports filed with the SEC on Form 10-KSB, Form 10-QSB, and Forms 8-K.

Contact:	Tim Lockinger, CFO
702-735-0101, ext. 412